Registration No. 333-203130

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

BERKSHIRE HATHAWAY INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-0813844 (I.R.S. Employer Identification No.)

3555 Farnam Street

Omaha, Nebraska 68131

(Address of Principal Executive Offices)

THE LUBRIZOL CORPORATION AGE-WEIGHTED

DEFINED CONTRIBUTION PLAN

(Full title of the plan)

Marc D. Hamburg

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, Nebraska 68131

(Name and address of agent for service)

(402) 346-1400

(Telephone number, including area code, of agent for service)

Copy To:

Jennifer M. Broder, Esq.

Munger, Tolles & Olson LLP

350 South Grand Avenue

Los Angeles, California 90071

(213) 683-9100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

Berkshire Hathaway Inc. (“Registrant”) filed the following registration statements with the U.S. Securities and Exchange Commission (“Commission”):

1.

Registration Statement No. 333-179855, registering 5,000,000 shares of Class B Common Stock, $0.0033 par value, of the Registrant (the “Shares”), filed on March 2, 2012, and issuable under each of The Lubrizol Corporation Employees’ Profit Sharing and Savings Plan (the “Lubrizol Profit Sharing Plan”) and The Lubrizol 2012 UK Share Incentive Plan; and

2.

Registration Statement No. 333-203130, registering 500,000 Shares, filed on March 31, 2015, and issuable under The Lubrizol Corporation Age-Weighted Defined Contribution Plan (the “Lubrizol AWDC Plan”).

On December 31, 2021, the Lubrizol AWDC Plan merged into the Lubrizol Profit Sharing Plan. From said date all Shares credited to the accounts of participants in the Lubrizol AWDC Plan are held in the Lubrizol Profit Sharing Plan for the benefit of the respective plan participants, and

Pursuant to the undertaking in Item 9 of Registration Statement No. 333-203130, the Registrant hereby removes from registration, by means of this Post-Effective Amendment No. 1, any registered Shares that were unsold at the termination of the offering.

Item 8.	Exhibits

Exhibit No.

24.1	Power of Attorney (incorporated by reference to Exhibit 24 to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 31, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, Nebraska, on February 25, 2022.

BERKSHIRE HATHAWAY INC.

/s/ Marc D. Hamburg
Marc D. Hamburg
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

* Warren E. Buffett	Chairman of the Board and Director and Chief Executive Officer (principal executive officer)	February 25, 2022

/s/ Marc D. Hamburg Marc D. Hamburg	Senior Vice President and Chief Financial Officer (principal financial officer)	February 25, 2022

* Daniel J. Jaksich	Vice President and Controller (principal accounting officer)	February 25, 2022

* Howard G. Buffett	Director	February 25, 2022

* Stephen B. Burke	Director	February 25, 2022

* Susan L. Decker	Director	February 25, 2022

* David S. Gottesman	Director	February 25, 2022

* Charlotte Guyman	Director	February 25, 2022

* Charles T. Munger	Director and Vice Chairman	February 25, 2022

* Ronald L. Olson	Director	February 25, 2022

* Meryl B. Witmer	Director	February 25, 2022

*By:	/s/ Marc D. Hamburg
Marc D. Hamburg
Senior Vice President and Chief Financial Officer

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